UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 9, 2004

GENENCOR INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

000-331167	16-1362385

(Commission File Number)	(IRS Employer Identification No.)

925 PAGE MILL ROAD, PALO ALTO, CALIFORNIA	94304

(Address of Principal Executive Offices)	(Zip Code)

(650) 846-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

(a)(1)	On December 9, 2004, Richard J. Ranieri, on behalf of himself and his spouse, (“Ranieri”) provided written notice of their termination, effective January 8, 2005, of that certain Residential Lease between Ranieri and the Registrant dated August 20, 2004 (“Lease”). Mr. Ranieri currently serves as an executive officer of the Registrant, holding the position of Senior Vice President, Human Resources.

(a)(2)	Pursuant to the Lease, the Registrant had leased to Ranieri real estate used as the personal residence of Mr. Ranieri and his family. The terms of the Lease were filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2004 and are incorporated herein by reference.

(a)(3)	The Registrant understands that Mr. Ranieri and his family now plan to move into a different residence.

(a)(4)	Not applicable.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENENCOR INTERNATIONAL, INC.
Dated: December 10, 2004	By:	/s/ Raymond J. Land

Raymond J. Land, Senior Vice President and Chief Financial Officer